Exhibit 4.5

                         TOASTMASTER INC.
        1997 NON-EMPLOYEE DIRECTORS STOCK OPTION AGREEMENT

          THIS AGREEMENT, made and entered as of this 28th day of February, 1997, by and between Toastmaster Inc., a Missouri corporation (the "Company"), and _____________________ (the
"Optionee").

          WITNESSETH:

          WHEREAS, on February 25, 1997, the Company approved a 1997 Non-Employee Directors Stock Option Plan (the "Plan") pursuant to which the Company shall grant, on February 28, 1997, the third trading day immediately following the date the Plan was approved (the "Granting Date"), options to purchase shares of common stock of the Company (the "Common Stock") to "non-employee directors" (as defined in said Plan) of the Company; and

          WHEREAS, the Optionee is a non-employee director of the Company and shall be granted an option to purchase shares of Common Stock on the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto do hereby agree as follows:

          1.   INCORPORATION OF PLAN

               All provisions of this agreement and the rights of the Optionee hereunder are subject in all respects to the provisions of the Plan.

          2.   GRANT OF OPTION

               Subject to the terms, conditions and provisions contained in the Plan and this Agreement, the Company hereby grants to the Optionee as a matter of separate inducement and agreement in connection with his services, but not in lieu of any compensation for his services, the right and option (the "Option") to purchase from the Company, at the times and on the terms and conditions hereinafter set forth, all or part of an aggregate of 5,000 shares of Common Stock at the purchase price of $3.4375 per share. Exercises of this Option may be honored by issuing authorized and unissued shares of Common Stock.

          3.   TERM OF OPTION

               The Option granted hereunder shall be exercisable from time to time in whole or in part by the Optionee by the giving of written notice of exercise to the Company, specifying the number of shares to be purchased, and by payment of the purchase price therefor by either (i) cash or certified or cashier's bank check to the order of the Company, or (ii) shares of stock of the Company having a fair market value equal to the purchase price on the exercise date, subject, however, to the following restrictions:

               (a)  The Option shall be exercisable within a five
(5) year period beginning on the Granting Date. This option shall expire five (5) years after the Granting Date. To the extent that the Optionee does not purchase part or all of the shares of Common Stock to which he is entitled, this Option shall expire as to such unpurchased shares.

               (b) The Option shall be exercisable in the manner set forth above, during the lifetime of the Optionee only by him and may not be exercisable by him unless at the time of exercise he is a non-employee director of the Company and shall have been continuously a non-employee director since the Granting Date, or, if the Optionee's status as a non-employee director with the Company shall have terminated the Option shall be exercisable only if exercised prior to the expiration of thirty (30) days after the date of such termination or prior to five (5) years after the Granting Date, whichever shall first occur.

               (c) The Option shall be exercisable after the death of the Optionee only if the Optionee shall at the time of his death have been a non-employee director of the Company and shall have been continuously a non-employee director since the Granting Date, and then (i) only by or on behalf of such person or persons to whom the Optionee's rights under the Option shall have been passed by the Optionee's will or by the laws of descent and distribution, and (ii) only if said Option is exercised prior to the expiration of ninety (90) days after the date of the Optionee's death or prior to five (5) years after the Granting Date, whichever shall first occur.

          4.   NOT A CONTRACT TO CONTINUE STATUS

               Nothing herein contained shall be construed as requiring the Company or its stockholders to continue the status of Optionee a non-employee director for any specific period.

          5.   NONASSIGNABILITY

               Except as otherwise herein provided, the Option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option herein granted, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, contrary to the provisions hereof, this Option and the rights and privileges conferred hereby shall immediately become null and void.

          6.   ADJUSTMENTS FOR STOCK DIVIDENDS, SPLITS, ETC.

               In the event that, prior to the delivery to the Optionee by the Company of all the shares of the Common Stock in respect of which this Option is hereby granted, the Company shall have effected any stock dividend stock split, recapitalization, combination or reclassification of shares or other similar transaction, then to the extent necessary to prevent dilution or enlargement of the Optionee's rights hereunder:

               (a) in the event that a net increase shall have been effected in the number of outstanding shares of Common Stock, the number of shares remaining subject to this Option shall be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and

               (b) in the event that a net reduction shall have been effected in the number of outstanding shares of Common Stock, the number of shares remaining subject to this Option shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

          7.   ADJUSTMENTS FOR MERGERS, REORGANIZATIONS, ETC.

               If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation, the Company shall have power to make arrangements which shall be binding upon the Optionee for the substitution of a new Option for this Option, or for the assumption of this Option, provided that such arrangements shall meet the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or such similar provisions of the Code as may then be in effect.

          8.   RIGHTS OF OPTIONEE

               The Optionee shall not be, nor shall he have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares issuable upon the exercise of this Option unless and until certificates representing such shares shall have been issued and delivered; except that the Company shall supply the Optionee with all financial information and other reports which the Company furnished its stockholders during the Option period.

          9.   NOTICE

               Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its secretary at its offices at 1801 North Stadium Boulevard, Columbia, Missouri 65202, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. Either party hereto may from time to time change the address to which notices are to be sent to such party by giving written notice of such change to the other party. Any notice hereunder shall be deemed to have been duly given if and when addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.

          10.  BINDING EFFECT

               This Agreement shall bind, and, except as specifically provided herein, shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

          11.  GOVERNING LAW

               This Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Missouri.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, and the Optionee has hereunto set his hand as of the day and year first above written.

                              TOASTMASTER INC.


(CORPORATE SEAL)              By____________________________
                                Name:_______________________
ATTEST:                         Title:______________________

______________________________


                                            Optionee


                                 Address:___________________
                                ___________________________
                                ___________________________